Exhibit 10.1

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”), effective March 28, 2005, as follows:

1. Section 11(c) is amended by inserting the following at the end of the first paragraph thereof:

“Effective March 28, 2005, if a Participant’s vested Accounts under this Plan and the ESOP total less than $1,000 on the date distribution would commence under Section 11(b), then payment of the Participant’s Plan Benefit shall be made as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. If a Participant’s vested Accounts under this Plan and the ESOP total at least $1,000, but less than the limit in Code section 411(a)(11) (currently $5,000), no distribution shall occur, subject to Section 13(a), without an election by the Participant.”

2. Supplement D of the 401(k) Plan is amended by inserting the following after the sixth sentence of paragraph 11(c) in Section 1. thereof:

“Notwithstanding anything herein to the contrary, effective March 28, 2005, if a Participant’s vested Accounts under this Plan and the ESOP total less than $1,000 on the date distribution would commence under Section 11(b), then payment of the Participant’s Plan Benefit shall be made as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. If a Participant’s vested Accounts under this Plan and the ESOP total at least $1,000, but less than the limit in Code section 411(a)(11) (currently $5,000), no distribution shall occur, subject to Section 13(a), without an election by the Participant.”

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 4th day of March, 2005.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY